EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND 15d-14(a)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

I, R. Dixon Thayer, certify that:

1.           I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of I-trax, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made in light of the circumstances under which such statements were made not misleading with respect to the period covered by this report;

3.	Intentionally omitted;

4.	Intentionally omitted;

5.	Intentionally omitted.

Date: April 29, 2008	/s/ R. Dixon Thayer
Name: R. Dixon Thayer
Title: Chief Executive Officer